EXHIBIT 99.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Cuisine Solutions, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 of the Company for the period ended April 5, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stanislas Vilgrain Stanislas Vilgrain	President, Chief Executive Officer	May 20, 2003

/s/ Andreas Pfann Andreas Pfann	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial And Accounting Official)	May 20, 2003

A signed original of this written statement required by Section 906 has been provided to Cuisine Solutions, Inc. and will be retained by Cuisine Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.